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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: August 30, 2001

QUIXOTE CORPORATION (Exact name of registrant as specified in its charter)
Commission file number 0-7903
DELAWARE (State or other jurisdiction of incorporation or organization)	36-2675371 (I.R.S. Employer Identification No.)
ONE EAST WACKER DRIVE, CHICAGO, ILLINOIS (Address of principal executive offices)	60601 (Zip code)

Registrant's telephone number including area code: (312) 467-6755

ITEM 1. Not Applicable.

ITEM 2. Acquisition or Disposition of Assets.

    On August 30, 2001, the registrant's wholly owned subsidiary, Quixote Transportation Safety, Inc. ("QTS"), executed an Agreement to acquire all of the outstanding stock of Surface Systems, Inc., ("SSI"), effective August 31, 2001. SSI, a Missouri corporation, is a manufacturer of patented pavement sensing equipment and specialized weather forecasting stations and also provides weather forecasting services. SSI is based in St. Louis, Missouri and is the domestic leader in manufacturing and developing Road and Runway Weather Information Systems. The registrant intends to continue the SSI business at its current facility, and SSI current management will continue to operate the SSI business. SSI had revenues in its fiscal year ending June 30, 2001 of approximately $9 million.

    QTS paid a purchase price of approximately $11.5 million in cash. No SSI bank debt was assumed. The registrant's source of funds for this acquisition was its bank line of credit.

    The terms and conditions of the stock acquisition, including the consideration paid, were reached as the result of arms-length negotiations and bargaining between registrant and the shareholders of SSI. There was no material relationship between the registrant and SSI or any of its affiliates.

    Although the registrant believes that the SSI business will be modestly accretive in the year ended June 30, 2002, there are risks inherent in the SSI business, and SSI incurred losses in its year ended June 30, 2001. Historically, SSI has incurred quarterly losses even in profitable years due to the seasonality of its business. The SSI business is also affected by the timing and extent of contracts awarded by state departments of transportation and others. The registrant's plan for SSI to be accretive is dependent on the successful integration of SSI into its business as well as on an increase in SSI revenues, which in turn is dependent on both the availability of large contracts and the award of those contracts to SSI.

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this report and Exhibits are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements. These risks include but are not limited to the successful integration of SSI, the acquisition's impact on financial results and earnings per share of the registrant, the successful development and introduction of new products, and the ability of the registrant to increase SSI sales and profits in the near future.

ITEM 3 - 6. Not Applicable.

ITEM 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of business acquired.

        The acquisition does not meet the "signficance" test of Form 8-K under the 1934 Act and Regulation S-X of the 1940 Act, and therefore no financial information is provided.

  (b)
  Pro Forma financial information.

        The acquisition does not meet the "signficance" test of Form 8-K under the 1934 Act and Regulation S-X of the 1940 Act, and therefore no financial information is provided.

  (c)
  Exhibits.

  2.1
  Stock Purchase Agreement dated August 30, 2001 between Quixote Transportation Safety, Inc. and the Shareholders of Surface Systems, Inc.

  2.2
  Press Release dated August 30, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION
DATE:	September 13, 2001	/s/ DANIEL P. GOREY DANIEL P. GOREY Vice President, Chief Financial Officer and Treasurer (Chief Financial & Accounting Officer)

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SIGNATURES